FOR IMMEDIATE RELEASE - EXHIBIT 99.1

February 19, 2014

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT, Inc. Reports 16% Increase in Fourth Quarter Normalized FFO to a Record $0.99 Per Diluted Share

Completes $5.7 Billion of 2013 Investments

4Q13 Same Store Cash NOI Increases 3.1%, Led by 6.2% Growth in Seniors Housing Operating Portfolio

Toledo, Ohio, February 19, 2014…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s fourth quarter ended December 31, 2013.

“The outstanding 16% increase in FFO and FAD this quarter demonstrates the power of our platform and its earnings potential,” commented George L. Chapman, Chairman and CEO of Health Care REIT, Inc.  “We generated another quarter of excellent NOI growth and invested a sector-leading $5.7 billion last year in high quality properties occupied by the best systems and operators in healthcare and seniors housing.  Entering 2014, our relationships, immersion in health care, asset quality, mix of short and long-duration leases, and international reach uniquely position us to deliver superior, consistent growth.”

Earnings Results The company completed a record quarter of earnings with normalized FFO and FAD per share of $0.99 and $0.86, respectively, both up 16% from the fourth quarter of 2012.  For the year, the company generated $3.81 and $3.36 of normalized FFO and FAD per share, respectively, both up 8% from 2012.   These strong earnings results are directly attributable to the $5.7 billion of high quality investments completed in 2013 and robust operations as evidenced by 3.5% average 2013 same store cash NOI growth, including 7.4% for the seniors housing operating portfolio.

Dividends for Fourth Quarter 2013 As previously announced, the Board of Directors declared a cash dividend for the quarter ended December 31, 2013 of $0.795 per share, as compared to $0.765 per share for the same period in 2012, representing a 4% increase.  On February 20, 2014, the company will pay its 171st consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Investment Activity   The company completed 12 property acquisitions totaling $277.5 million during the quarter.  These acquisitions include: three seniors housing triple-net properties for $52.5 million at a blended yield of 7.0%; three seniors housing operating properties for $99 million at a blended yield of 6.7%; and six medical office buildings for $126 million at a blended yield of 6.5%.  Consistent with the company’s strategy, the fourth quarter acquisitions all represent follow-on investments with existing Health Care REIT relationships focused on high quality, private pay property types. The company also completed development of six facilities and two expansions totaling $89 million with a blended yield of 8.0%.

Disposition Activity   During the quarter, the company had $112 million of dispositions including a loan payoff and the sale of five seniors housing triple-net properties and 12 medical office buildings. For the full year 2013, the company completed $518.5 million in dispositions, generating $49 million in gains. The average yield on disposal was 7.5%.

Capital Activity  During the quarter, the company issued $400 million of senior unsecured notes due January 2024 priced to yield 4.6% and £550 million ($887 million) of senior unsecured notes due November 2028 priced to yield 4.9%.

Outlook for 2014  The company is introducing its 2014 guidance and expects to report net income attributable to common stockholders in a range of $1.09 to $1.19 per diluted share; normalized FFO in a range of $3.93 to $4.03 per diluted share, representing a 3%-6% increase; and normalized FAD in a range of $3.53 to $3.63 per diluted share, representing a 5%-8% increase.

In preparing its guidance, the company made the following assumptions:

•         Same Store Cash NOI:  The company expects blended same store cash NOI growth of approximately 3.0%-3.5% in 2014.

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

•         Investments: 2014 earnings guidance does not include any 2014 acquisitions.

•         Dispositions: The company anticipates approximately $250 million of dispositions in 2014 at an average yield on sale of approximately 9.5%.

•         Development: The company anticipates funding additional development of $204 million in 2014 relating to projects underway on December 31, 2013.  The company expects development conversions of approximately $235 million in 2014. These investments are currently expected to generate initial yields of approximately 8.6% upon conversion.

•         Cap-ex, Tenant Improvements, Lease Commissions:  The company estimates cap-ex, tenant improvements and lease commissions of approximately $66 million in 2014, comprised of $46 million in our seniors housing operating portfolio and $20 million in our medical facilities portfolio.

•         G&A Expenses: The company estimates general and administrative expenses of approximately $127 million in 2014.

The company’s guidance does not include any additional 2014 investments, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2014 outlook and assumptions on the fourth quarter 2013 conference call.

Conference Call Information  The company has scheduled a conference call on Wednesday, February 19, 2014 at 10:00 a.m. Eastern Time to discuss its fourth quarter 2013 results, industry trends, portfolio performance and outlook for 2014. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 4, 2014. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 35336853. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended December 31, 2013, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

About Health Care REIT, Inc.  Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of December 31, 2013, the company’s broadly diversified portfolio consisted of 1,199 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to release space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company assumes no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	December 31,
	2013	2012
Assets
Real estate investments:
Land and land improvements	$1,878,877	$1,365,391
Buildings and improvements	20,625,515	15,635,127
Acquired lease intangibles	1,070,754	673,684
Real property held for sale, net of accumulated depreciation	18,502	245,213
Construction in progress	141,085	162,984
	23,734,733	18,082,399
Less accumulated depreciation and intangible amortization	(2,386,658)	(1,555,055)
Net real property owned	21,348,075	16,527,344
Real estate loans receivable(1)	332,146	895,665
Net real estate investments	21,680,221	17,423,009
Other assets:
Investments in unconsolidated entities	479,629	438,936
Goodwill	68,321	68,321
Deferred loan expenses	70,875	66,327
Cash and cash equivalents	158,780	1,033,764
Restricted cash	72,821	107,657
Receivables and other assets(2)	553,310	411,095
	1,403,736	2,126,100
Total assets	$23,083,957	$19,549,109

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$130,000	$-
Senior unsecured notes	7,379,308	6,114,151
Secured debt	3,058,248	2,336,196
Capital lease obligations	84,458	81,552
Accrued expenses and other liabilities	640,573	462,099
Total liabilities	11,292,587	8,993,998
Redeemable noncontrolling interests	35,039	34,592
Equity:
Preferred stock	1,017,361	1,022,917
Common stock	289,461	260,396
Capital in excess of par value	12,418,520	10,543,690
Treasury stock	(21,263)	(17,875)
Cumulative net income	2,329,869	2,184,819
Cumulative dividends	(4,600,854)	(3,694,579)
Accumulated other comprehensive income	(24,531)	(11,028)
Other equity	6,020	6,461
Total Health Care REIT, Inc. stockholders’ equity	11,414,583	10,294,801
Noncontrolling interests	341,748	225,718
Total equity	11,756,331	10,520,519
Total liabilities and equity	$23,083,957	$19,549,109

(1) Includes non-accrual loan balances of $500,000 and $4,230,000 at December 31, 2013 and 2012, respectively.
(2) Includes net straight-line receivable balances of $200,436,000 and $156,300,000 at December 31, 2013 and 2012, respectively.

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2013	2012	2013	2012
	Revenues:
	Rental income	$327,497	$282,064	$1,227,589	$1,063,214
	Resident fees and service	451,844	199,199	1,616,290	697,494
	Interest income	8,338	14,935	32,663	39,065
	Other income	898	766	4,066	5,271
	Gross revenues	788,577	496,964	2,880,608	1,805,044

	Expenses:
	Interest expense	124,223	92,701	458,360	361,565
	Property operating expenses	334,111	160,916	1,206,813	567,989
	Depreciation and amortization	242,023	135,981	865,800	506,220
	General and administrative expenses	28,519	20,039	108,318	97,341
	Transaction costs	15,693	19,074	133,401	61,609
	Loss (gain) on derivatives, net	6	(113)	4,470	(1,825)
	Loss (gain) on extinguishment of debt, net	3,467	(1,566)	(909)	(775)
	Provision for loan losses	2,110	0	2,110	27,008
	Total expenses	750,152	427,032	2,778,363	1,619,132

	Income (loss) from continuing operations before income taxes
and income from unconsolidated entities		38,425	69,932	102,245	185,912

	Income tax (expense) benefit	(435)	(3,858)	(7,491)	(7,612)
	Income (loss) from unconsolidated entities	(4,659)	232	(8,187)	2,482
	Income (loss) from continuing operations	33,331	66,306	86,567	180,782

	Discontinued operations:
	Gain (loss) on sales of properties, net	(8,064)	54,502	49,138	100,549
	Impairment of assets	0	(22,335)	0	(29,287)
	Income (loss) from discontinued operations, net	429	8,531	2,575	42,796
		(7,635)	40,698	51,713	114,058
	Net income (loss)	25,696	107,004	138,280	294,840
Less:	Preferred dividends	16,531	16,602	66,336	69,129
	Preferred stock redemption charge	0	0	0	6,242
	Net income (loss) attributable to noncontrolling interests	(2,308)	(174)	(6,770)	(2,415)
	Net income (loss) attributable to common stockholders	$11,473	$90,576	$78,714	$221,884

	Average number of common shares outstanding:
	Basic	288,133	259,290	276,929	224,343
	Diluted	289,677	261,210	278,761	225,953

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.04	$0.35	$0.28	$0.99
	Diluted	$0.04	$0.35	$0.28	$0.98

	Common dividends per share	$0.765	$0.74	$3.06	$2.96

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

Normalizing Items				Exhibit 1
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Transaction costs	$15,693(1)	$19,074	$133,401	$61,609
Special stock compensation grants	0	0	0	4,316
Loss (gain) on derivatives, net	6(2)	(113)	4,470	(1,825)
Loss (gain) on extinguishment of debt, net	3,467(3)	(1,566)	(909)	(775)
Provision for loan losses	2,110	0	2,110	27,008
Held for sale hospital operating expenses	0	0	0	215
Preferred stock redemption charge	0	0	0	6,242
Less: Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	(127)	0	(1,985)	0
Total	$21,149	$17,395	$137,087	$96,790

Average diluted common shares outstanding	289,677	261,210	278,761	225,953
Net amount per diluted share	$0.07	$0.07	$0.49	$0.43

Notes:	(1) Primarily costs incurred with seniors housing transactions.
	(2) Related to currency hedges executed to lock the exchange rates on international transactions.
	(3) Primarily related to secured debt extinguishments and redemption of convertible senior unsecured notes.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$11,473	$90,576	$78,714	$221,884
Depreciation and amortization(1)	243,380	140,342	873,960	533,585
Losses/impairments (gains) on properties, net	8,064	(32,167)	(49,138)	(71,262)
Noncontrolling interests(2)	(9,267)	(4,182)	(32,031)	(17,871)
Unconsolidated entities(3)	9,659	9,441	43,422	25,437
Gross straight-line rental income	(15,836)	(15,160)	(58,880)	(52,322)
Prepaid/straight-line rent receipts	1,278	14,866	6,229	19,959
Amortization related to above (below) market leases, net	54	107	217	873
Non-cash interest expense	363	2,612	4,142	11,395
Cap-ex, tenant improvements, lease commissions	(19,568)	(16,597)	(60,984)	(45,175)
Funds available for distribution	229,600	189,838	805,651	626,503
Normalizing items, net(4)	21,149	17,395	137,087	96,790
Prepaid/straight-line rent receipts	(1,278)	(14,866)	(6,229)	(19,959)
Funds available for distribution - normalized	$249,471	$192,367	$936,509	$703,334

Average diluted common shares outstanding	289,677	261,210	278,761	225,953

Per share data:
Net income (loss) attributable to common stockholders	$0.04	$0.35	$0.28	$0.98
Funds available for distribution	$0.79	$0.73	$2.89	$2.77
Funds available for distribution - normalized	$0.86	$0.74	$3.36	$3.11

Normalized FAD Payout Ratio:
Dividends per common share	$0.765	$0.74	$3.06	$2.96
FAD per diluted share - normalized	$0.86	$0.74	$3.36	$3.11
Normalized FAD payout ratio	89%	100%	91%	95%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

4Q13 Earnings Release                                                                                                                                                               February 19, 2014

Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$11,473	$90,576	$78,714	$221,884
Depreciation and amortization(1)	243,380	140,342	873,960	533,585
Losses/impairments (gains) on properties, net	8,064	(32,167)	(49,138)	(71,262)
Noncontrolling interests(2)	(10,362)	(5,439)	(36,304)	(21,058)
Unconsolidated entities(3)	12,522	11,735	57,652	34,408
Funds from operations	265,077	205,047	924,884	697,557
Normalizing items, net(4)	21,149	17,395	137,087	96,790
Funds from operations - normalized	$286,226	$222,442	$1,061,971	$794,347

Average diluted common shares outstanding	289,677	261,210	278,761	225,953

Per share data:
Net income (loss) attributable to common stockholders	$0.04	$0.35	$0.28	$0.98
Funds from operations	$0.92	$0.78	$3.32	$3.09
Funds from operations - normalized	$0.99	$0.85	$3.81	$3.52

Normalized FFO Payout Ratio:
Dividends per common share	$0.765	$0.74	$3.06	$2.96
FFO per diluted share - normalized	$0.99	$0.85	$3.81	$3.52
Normalized FFO payout ratio	77%	87%	80%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2014	Exhibit 4
(in thousands, except per share data)
	Current Outlook
	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.09	$1.19
Depreciation and amortization(1)	2.84	2.84
Funds from operations - normalized	$3.93	$4.03

FAD Reconciliation:
Net income attributable to common stockholders	$1.09	$1.19
Depreciation and amortization(1)	2.84	2.84
Net straight-line rent and above/below amortization(1)	(0.18)	(0.18)
Cap-ex, tenant improvements, lease commissions(1)	(0.22)	(0.22)
Funds available for distribution - normalized	$3.53	$3.63

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.